                                                                    Exhibit 2.23
                                                                    ------------



                            SUB-SERVICES AGREEMENT

                                BY AND BETWEEN

                            CABLETRON SYSTEMS, INC.

                                      AND

                           ENTERASYS NETWORKS, INC.

                            SUB-SERVICES AGREEMENT

     THIS AGREEMENT is effective as of August 28, 2000 (the "Effective Date") by
                                                             --------------
and between Cabletron Systems, Inc., a Delaware corporation ("CSI") and
                                                              ---
Enterasys Networks, Inc., a Delaware corporation ("Enterasys").
                                                   ---------

     WHEREAS each of Aprisma Management Technologies, Inc., a Delaware corporation, ("Aprisma"), GlobalNetwork Technology Services, Inc., a Delaware
               -------
corporation ("GNTS"), and Riverstone Networks, Inc., a Delaware corporation
              ----
("Riverstone") (each individually referred to as a "Newco," and collectively,
------------                                        ------
the "Newcos") has entered into a Services Agreement with CSI dated as of the
     ------
date hereof and attached hereto as Exhibits A1 through A3 respectively (with
                                   ----------------------
respect to each Newco, a "Services Agreement," and collectively, the "Services
                          ------------------                          --------
Agreements"), pursuant to which Cabletron shall provide certain services to the
----------
Newcos;

     WHEREAS each Services Agreement permits CSI to engage subcontractors to perform all or any of CSI's duties thereunder; and

     WHEREAS CSI desires to have Enterasys provide certain of the services that CSI has agreed to provide to the Newcos pursuant to the Services Agreements, and Enterasys is willing to perform such services on behalf of CSI upon the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein made, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

For the purpose of this Agreement, the following capitalized terms shall have the following meanings:

1.1.  ADDITIONAL SERVICE(S). "Additional Service(s)" shall have the meaning set
                              ---------------------
      forth in Section 2.4.

1.2.  AGREEMENT. "Agreement" shall have the meaning set forth in Section 2.1.
                  ---------

1.3.  ANCILLARY AGREEMENT(S). "Ancillary Agreement(s)" shall have the meaning
                               ----------------------
      set forth in the Transformation Agreement.

1.4.  APRISMA. "Aprisma" shall have the meaning set forth in the Recitals.
                -------

1.5.  ASSIGNMENT. "Assignment" shall have the meaning set forth in Section 12.5.
                   ----------

1.6.  CSI. "CSI" shall have the meaning set forth in the Preamble.
            ---

1.7.  DISPUTE. "Dispute" shall have the meaning set forth in Section 11.1.
                -------

1.8.  EFFECTIVE DATE. "Effective Date" shall have the meaning set forth in the
                       --------------
      Preamble.

1.9.  ENTERASYS. "Enterasys" shall have the meaning set forth in the Preamble.
                  ---------

1.10. EXPIRATION DATE. "Expiration Date" shall have the meaning set forth in
                         ---------------
      Section 5.1.

1.11. FORCE MAJEURE. "Force Majeure" shall mean any act of God, any accident,
                       -------------
      explosion, fire, storm, earthquake, flood, or any other circumstance or event beyond the reasonable control of the party relying upon such circumstance or event.

1.12. GNTS. "GNTS" shall have the meaning set forth in the Recitals.
              ----

1.13.  IMPRACTICABILITY. "Impracticability" shall have the meaning set forth in
                          ----------------
       Section 2.2.

1.14.  IMPRACTICABLE. "Impracticable" shall have the meaning set forth in
                       -------------
       Section 2.2.

1.15.  INTERCOMPANY ACCOUNT. "Intercompany Account" shall mean the intercompany
                              --------------------
       account managed by CSI on behalf of Enterasys pursuant to this Agreement.

1.16.  NEWCO(S). "Newco(s)" shall have the meaning set forth in the Recitals.
                  --------

1.17.  RIVERSTONE. "Riverstone" shall have the meaning set forth in the
                    ----------
       Recitals.

1.18.  SERVICE(S). "Service(s)" shall have the meaning set forth in Section 2.1.
                    ----------

1.19.  SERVICES AGREEMENT(S). "Services Agreement(s)" shall have the meaning set
                               ---------------------
       forth in the Recitals.

1.20.  SERVICE SCHEDULE. " Service Schedule" shall have the meaning set forth in
                          -----------------
       Article 2.1.

1.21.  SUBCONTRACTOR. "Subcontractor" shall mean any individual, partnership,
                       -------------
       corporation, firm, association, unincorporated organization, joint venture, trust or other entity engaged by Enterasys to perform services hereunder on behalf of Enterasys.

1.22.  TRANSFORMATION AGREEMENT. "Transformation Agreement" shall mean the
                                  ------------------------
       Transformation Agreement, dated as of June 3, 2000, by and among CSI and the Newcos.

                                   ARTICLE 2
                                   SERVICES

2.1.  SERVICES. This Agreement will govern individual services (the "Services")
                                                                     --------
      to be provided by Enterasys on behalf of CSI, the details of which are set forth in the Service Schedule attached to this Agreement, as amended from time to time by the parties hereto (the "Service Schedule"). Obligations
                                               ----------------
      under this Agreement regarding a particular Service shall be effective upon the addition of such Service to the Service Schedule, subject to the effectiveness of this Agreement. This Agreement together with the Service Schedule shall be defined as the "Agreement."
                                        ---------

2.2. IMPRACTICABILITY. Enterasys shall not be required to provide any Service to the extent the performance of such Service becomes impracticable ("Impracticable") as a result of a cause or causes outside the reasonable
        -------------
      control of Enterasys (including Force Majeure), or to the extent the performance of such Services would require CSI to violate any applicable laws, rules or regulations or would result in the breach of any software license or other applicable contract ("Impracticable"). The inability of
                                             -------------
      Enterasys to perform a Service because such performance is Impracticable shall be referred to herein as "Impracticability."
                                      ----------------

2.3. ADDITIONAL RESOURCES. Enterasys shall not be obligated to: (i) hire, lease or contract for any additional employees; (ii) maintain the employment of any specific employee; or (iii) purchase, lease or license any additional equipment or software.

2.4. ADDITIONAL SERVICES. From time to time during the term of this Agreement, CSI may request that Enterasys provide additional services in accordance with the terms of this Agreement ("Additional Services"). Each Additional
                                         -----------------
      Servicshall be listed on the Service Schedule.

                                   ARTICLE 3
                                 COMPENSATION

3.1. CHARGES FOR SERVICES. The charges for any Service provided to a Newco on behalf of CSI shall be equal to the charge set forth in the Service Schedule as attached to the Services Agreement between CSI and such Newco. Such charges shall be subject to adjustment as set forth in Sections 4.3 and 4.4 of the Services Agreements.

3.2.  PAYMENT TERMS.

     (a)  Invoices. Enterasys shall periodically provide invoices to CSI
          --------
          detailing all charges for Services provided on behalf of CSI pursuant to this Agreement. Such invoices shall be accompanied by reasonable documentation or other reasonable explanation supporting such charges.

     (b)  Payment. While CSI is managing Enterasys' Intercompany Account, the
          -------
          charges set forth in invoices shall be paid by CSI to the Intercompany Account of Enterasys. Any amounts owed by CSI to Enterasys under this Agreement may be offset by amounts owed by Enterasys to CSI under the Services Agreement, dated as of the date hereof, between CSI and Enterasys. If CSI is no longer managing Enterasys' Intercompany Account, any invoice received by CSI shall be payable no later than forty-five (45) days after receipt. Late payments shall bear interest at the lesser of twelve percent (12%) per annum and the maximum rate allowed by law.


                                   ARTICLE 4
                     GENERAL OBLIGATIONS; STANDARD OF CARE

4.1. PERFORMANCE BY ENTERASYS. Subject to Section 2.3 and any other terms and conditions of this Agreement, Enterasys shall maintain sufficient resources to perform its obligations hereunder. Enterasys shall use reasonable efforts to provide Services in accordance with the policies, procedures and practices in effect before the Effective Date and shall exercise the same care and skill as it exercises in performing similar services for itself.

4.2. DISCLAIMER OF WARRANTIES. ENTERASYS MAKES NO WARRANTIES WITH RESPECT TO THE SERVICES PROVIDED BY IT HEREUNDER.

4.3.  RESPONSIBILITY FOR ERRORS; DELAYS. Enterasys' sole responsibility to CSI:

      (a) for errors or omissions in Services, shall be to furnish correct information, payment and/or adjustment in the Services, at no additional cost or expense to CSI; provided, CSI must promptly advise
                                              --------
           Enterasys of any such error or omission of which it becomes aware after having used reasonable efforts to detect any such errors or omissions; and

      (b) for failure to deliver any Service because of Impracticability, shall be to use reasonable efforts, subject to Section 2.3, to make the Services available and/or to resume performing the Services as promptly as reasonably practicable.

4.4. GOOD FAITH COOPERATION; CONSENTS. The parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services. Such cooperation shall include exchanging information, performing true-ups and adjustments, and obtaining all third party consents, licenses, sublicenses or approvals necessary to permit each party to perform its obligations hereunder (including by way of example, not by way of limitation, rights to use third party software needed for the performance of Services). The costs of obtaining such third party consents, licenses, sublicenses or approvals in connection with the performance of Services for CSI shall be borne by CSI. Each party will maintain, in accordance with its standard document retention procedures, documentation supporting the information relevant to the charges set forth in Section 3.1 and cooperate with each other party in making such information available as needed in the event of a tax audit, whether in the United States or any other country.

4.5. ALTERNATIVES. If Enterasys reasonably believes it is unable to provide any Service because of Impracticability, the parties shall cooperate to determine the best alternative approach. Until such alternative approach is found or the problem otherwise resolved to the satisfaction of the parties, Enterasys shall use reasonable efforts, subject to Section 2.2 and Section 2.3, to continue providing the Service.

                                   ARTICLE 5
                             TERM AND TERMINATION

5.1. TERM. The term of this Agreement shall commence on the Effective Date and shall remain in effect until two (2) years after the Effective Date (the "Expiration Date"), unless earlier terminated under this Article 5. The
       ---------------
      term for a specific Service to a Newco shall be deemed to be the term set forth in the Service Schedule, as attached to the Services Agreement between CSI and such Newco.

5.2.  TERMINATION.

      (a) CSI may terminate this Agreement, either with respect to all or with respect to any one or more of the Services provided by Enterasys hereunder, for any reason or for no reason, at any time upon giving prior written notice to Enterasys at least sixty (60) days prior to such termination.

      (b) Enterasys may terminate this Agreement (i) either with respect to all or with respect to any one or more of the Services provided to CSI hereunder, for any reason or for no reason, at any time after the Expiration Date upon giving prior written notice to CSI at least a full fiscal quarter prior to such termination; or (ii) with respect to a specific Service if CSI materially breaches a material provision with regard to that particular Service and does not cure such breach (or does not take reasonable steps required under the circumstances to cure such breach going forward) within sixty (60) days after being given notice of the breach.

5.3. SURVIVAL. The obligations of the parties under this Agreement shall survive termination thereof to the extent necessary to carry out the purposes of this Agreement, including without limitation payment obligations under Article 3 and indemnification obligations under Article
      9. Notwithstanding the foregoing, in the event of any termination with respect to one or more, but less than all Services, this Agreement shall continue in full force and effect with respect to all Services not terminated hereby.

5.4. POST-TERMINATION SERVICES. Following a termination of this Agreement with respect to a particular Service, corporate administrative services of the kind provided prior thereto may continue to be provided to CSI on an as-requested basis by CSI or as required in the event it is not practicable for CSI to provide such services or CSI is otherwise unable to identify another source to provide such services. In the event such services are provided by Enterasys to CSI, CSI shall be charged by Enterasys a fee equal to the market rate for comparable services charged by third-party vendors. Enterasys shall periodically provide invoices to CSI detailing any such charges. If, at such time, CSI is still managing an Intercompany Account for Enterasys, the charges shall be paid by CSI to the Intercompany Account of Enterasys. Any amounts owed by CSI to Enterasys under this Agreement may be offset by amounts owed by Enterasys to CSI under the Services Agreement between CSI and Enterasys. If CSI is no longer managing Enterasys' Intercompany Account, any invoice received by CSI shall be payable no later than thirty (30) days after receipt. The obligations of the parties set forth in this Section 5.4 shall survive the termination of this Agreement.

                                   ARTICLE 6
                       RELATIONSHIP BETWEEN THE PARTIES

6.1. INDEPENDENT CONTRACTOR. Enterasys shall be an independent contractor hereunder and shall not be the agent or in control of CSI. Enterasys will be solely responsible for any employment-related taxes, insurance premiums or other employment benefits respecting its personnel's performance of Services under this Agreement. CSI agrees to grant Enterasys personnel access to sites, systems and information (subject to the provisions of confidentiality in Article 8 below) as necessary for Enterasys to perform its obligations hereunder.

6.2. CSI DIRECTORS AND OFFICERS. Nothing contained herein will be construed to relieve the directors or officers of CSI from the performance of their respective duties or to limit the exercise of their powers in accordance with the By-laws of CSI or in accordance with any applicable statute or regulation.

                                   ARTICLE 7
                                SUBCONTRACTORS

Enterasys may engage Subcontractors to perform all or any portion of its duties under this Agreement, provided that any such Subcontractor agrees in writing to
                      --------
be bound by confidentiality obligations at least as protective as the terms of
Article 8 regarding confidentiality below, and provided further that Enterasys
                                               -------- -------
remains responsible for the performance of any such Subcontractor. Any reference in this Agreement to performance of Services by Enterasys shall incorporate performance of Services by Subcontractors on behalf of Enterasys.

                                   ARTICLE 8
                                CONFIDENTIALITY

Each party to this Agreement agrees to hold, and to use all commercially reasonable efforts to cause its employees, representatives and agents to hold, in confidence all confidential or proprietary information regarding any other party, its operations and business obtained through the provision of the Services in accordance with the confidentiality provisions set forth in the Transformation Agreement.

                                   ARTICLE 9
                         LIABILITY AND INDEMNIFICATION

9.1. Enterasys shall not be liable to CSI for direct, consequential or incidental damages, including, without limitation, loss of profits or damage to or loss of use of any property arising out of or relating to the provision of the Services pursuant to this Agreement, except to the extent of Enterasys' willful misconduct or gross negligence.

9.2. CSI hereby agrees to indemnify and hold Enterasys (and its directors, officers, employees and representatives) harmless from and against any and all claims, losses, damages, costs, expenses, causes of action or judgments of any kind or character (including those arising from, related to or caused directly or indirectly, by the sole, joint, concurrent or comparative negligence of such indemnified parties) including any interest, penalty, reasonable attorneys' fees, investigation expenses with respect to asserted claims (whether or not resulting in any liability) and other costs and expenses incurred in connection therewith or the defense thereof, attributable to or arising out of any claims by, or liabilities or obligations to, any third party arising out of, in connection with or resulting from the Services or other activities performed by Enterasys hereunder for CSI, except to the extent resulting from the gross negligence or willful misconduct of Enterasys or Subcontractors engaged by Enterasys (which shall not be deemed to exist if such action is taken at such Enterasys' direction).

                                  ARTICLE 10
                                 FORCE MAJEURE

Each party will be excused for any failure or delay in performing any of its obligations under this Agreement, other than the obligations of a Newco to make certain payments to CSI pursuant to Article 3 hereof for services rendered, if such failure or delay is caused by Force Majeure.

                                  ARTICLE 11
                              DISPUTE RESOLUTION

11.1.  DISPUTES. If a dispute, controversy or claim ("Dispute") arises between
                                                      -------
       the parties relating to the interpretation or performance of this Agreement, or the grounds for termination hereof, such Dispute shall be resolved according to the dispute resolution mechanism set forth in the Transformation Agreement.

11.2. CONTINUITY OF SERVICE AND PERFORMANCE. Unless otherwise agreed in writing, during the resolution of any Dispute pursuant to the provisions of this Article 11 and the Transformation Agreement, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement (as defined in the Transformation Agreement) with respect to all matters not subject to such Dispute.


                                  ARTICLE 12
                                 MISCELLANEOUS

12.1. ENTIRE AGREEMENT. This Agreement, the Transformation Agreement and the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

12.2. GOVERNING LAW. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of New Hampshire, excluding its conflict of law rules. The courts of the State of New Hampshire or of the United States District Court for the state of New Hampshire shall have venue over all Disputes between the parties that are permitted to be brought in a court of law pursuant to Article 11 above.

12.3. DESCRIPTIVE HEADINGS. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

12.4. NOTICES. Notices, offers, requests, or other communications required or permitted to be given by the parties pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses:

       If to CSI:  Cabletron Systems, Inc.
                   35 Industrial Way
                   Building 36
                   Rochester, NH 03867
                   Attention: Eric Jaeger and Chief Financial Officer Telecopier No.: 603-337-1518
       with a copy to:     Ropes & Gray
                           One International Place
                           Boston, MA  02110
                           Attention:  David  A. Fine
                           Telecopier No.: 617-951-7050


       If to Enterasys:    Enterasys Networks, Inc.
                           35 Industrial Way
                           Building 36
                           Rochester, NH  03867
                           Attention:  President
                           Telecopier No.: 603-337-1524

       with a copy to:     Ropes & Gray
                           One International Place
                           Boston, MA  02110
                           Attention:  David  A. Fine
                           Telecopier No.: 617-951-7050

       or to such other address as the party to whom notice is given may have previously furnished to the others in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

12.5.  NONASSIGNABILITY.

       (a) Except as specifically permitted under Article 7 above, neither party may, directly or indirectly assign, transfer or delegate its duties under this Agreement, in whole or in part, whether by operation of law or otherwise (an "Assignment"), without the prior
                                               ----------
            written consent of the other party,and any attempted Assignment without such prior written consent shall be voidable at the sole option of the other party.

       (b) Notwithstanding the foregoing, each party (or its permitted successive assignees or transferees hereunder) may assign or transfer this Agreement as a whole without consent to an entity that succeeds to all or substantially all of the business or assets of such party. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

12.6. SEVERABILITY. If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

12.7. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

12.8. AMENDMENT. Subject to Section 10 of the Transformation Agreement, no change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to the Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives.

                                    CABLETRON SYSTEMS, INC.


                                    By: /s/ Piyush Patel
                                        --------------------------------
                                        Title: President, Chairman & CEO


                                    ENTERASYS NETWORKS, INC.


                                    By: /s/ Enrique Fiallo
                                        -------------------------------
                                        Title: President

SERVICE SCHEDULE (This Schedule may be amended from time to time by the parties hereto for the addition of Additional Services)

If an X appears in the column of a Newco to the right of a specific Service (i) the Newco has contracted to receive such Service from CSI pursuant to the Services Agreement between CSI and such Newco; and (ii) CSI is hereby contracting to have Enterasys provide such Service to the Newco under this Sub-Services Agreement.

Each Service starts on the Effective Date of the Sub-Services Agreement, to which this Service Schedule is attached, and end two (2) years after the Effective date, unless otherwise indicated in the Service Schedule to the Services Agreement between CSI and the Newco to which a particular Service is being provided.

------------------------------------------------------------------------------------------------------------------------------------

 Service Category   Service Description                                              Aprisma   GNTS      Riverstone
 ----------------   -------------------                                              -------   ----      ----------
------------------------------------------------------------------------------------------------------------------------------------
 1.  HUMAN               Employee Relations                                          X         X         X
                         ------------------
     RESOURCES
                    .    Consultation on human resource issues, including but not
                         limited to compensation, performance reviews, employee
                         development and training.

                  ------------------------------------------------------------------------------------------------------------------

                         Compensation and Benefits Administration                    X         X         X
                         ----------------------------------------

                    .    Arranging for insurance coverage and other HR programs.
                    .    Administrative services, including without limitation
                         filing of all governmental reports, with respect to Newco
                         employee participation in the Plans, filing of all required reports under ERISA for Plans sponsored by CSI.

                    .    Assistance to Newcos in initial procurement of  separate
                         health and welfare plans provision of training and support as requested to facilitate successful implementation.


                  ------------------------------------------------------------------------------------------------------------------

                  ------------------------------------------------------------------------------------------------------
                         Recruitment                                                      X         X         X
                         -----------

                  ------------------------------------------------------------------------------------------------------

                         Payroll Administration                                           X         X         X
                         ----------------------
------------------------------------------------------------------------------------------------------------------------

 2.  CORPORATE           Legal.  In regard to all legal matters, CSI may consult and      X         X         X
                         -----
     AFFAIRS.            retain outside lawyers to assist CSI as determined in its
                         sole judgment.
                    .    Employment. Labor, human resources.
                    .    Corporate. General corporate governance, government
                         affairs, bankruptcy, securities, supervision of outside
                         counsel.
                    .    Litigation. Contract disputes, commercial litigation,
                         bankruptcy collections, etc.
                    .    Contract Negotiation.
                    .    Trademarks and Patents.

                  ------------------------------------------------------------------------------------------------------

                         Internal Communications                                          X         X         X
                         -----------------------

------------------------------------------------------------------------------------------------------------------------

 3.  FINANCE.            Transaction Processing                                           X         X         X
                         ----------------------

                    .    Invoicing, collections, accounts payable.
                    .    Maintenance of service contracts.
                    .    Support international organization, legal structure,
                         foreign currencies, statutory requirements and reimbursement.
                    .    Create and support centralized procurement and payables
                         in a manner consistent with corporate services.
                    .    Provide general accounting support, including invoicing
                         for intercompany transactions.
                    .    Support business requirements for internal cost
                         distributions and allocations as required.
                    .    Travel administration.

                  ------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                         Tax-Related Services                                             X         X         X
                         --------------------

                    .    Preparation of Federal tax returns, preparation of state
                         and local tax returns (including income tax returns), filing of state sales and other state tax returns.
                    .    Preparation of financial statement disclosures and
                         calculation of tax provisions for financial statement
                         purposes.
                    .   Tax research and planning and the conduct of Federal,
                        state and local tax audits.

                  ------------------------------------------------------------------------------------------------------

                         Financial Reporting                                              X         X         X
                         -------------------

                    .    Support and maintain SAP general ledger and related
                         master data for both finance and HR data.
                    .    Provide both legal and management structures.
                    .    Information services support, including account
                         maintenance and reporting support, access to on-line
                         intranet reporting tools.
                    .    Preparation of Securities and Exchange Commission filings
                         for CSI, including without limitation registration
                         statements, Forms 10-K, 10-Q and 8-K, assistance in the
                         preparation of Proxies and Proxy Statements and the
                         solicitation of Proxies, and assistance in the preparation of the Annual and Quarterly Reports to Stockholders.
                    .    Preparation of financial statements.

                  ------------------------------------------------------------------------------------------------------

                         Treasury Services                                                X         X         X
                         -----------------

                    .    Management of Intercompany Accounts.
                    .    Assistance in establishing a comprehensive bank account
                         structure and accompanying services.
                    .    Risk management.
                    .    Stock plan administration.
                    .    Investor relations.

------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
 4.  INFORMATION    .    Management planning and support.                                 X              X
                  ------------------------------------------------------------------------------------------------
     TECHNOLOGY
                    .    Enterprise applications and operations.                          X              X
                  ------------------------------------------------------------------------------------------------

                    .    Network.                                                         X              X
                  ------------------------------------------------------------------------------------------------

                    .    Telecom.                                                         X              X
                  ------------------------------------------------------------------------------------------------

                    .    E-Business.                                                      X              X
                  ------------------------------------------------------------------------------------------------

                    .    File servers.                                                    X              X
                  ------------------------------------------------------------------------------------------------

                    .    NT servers/ Desktop.                                             X              X
------------------------------------------------------------------------------------------------------------------

                                       1